EXHIBIT 99.1

Terra Tech Corp. Signs Second Craft Cultivator in State of California

Company Signs Cannabis Craftsman to Cultivate All-natural, Sustainably Produced Cannabis

Irvine, CA — Sept 19, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today announced that it has signed its second Craft Cultivator to grow the Company's proprietary high grade "IVXX" cannabis flowers and oils. The farm, Cultivar Inc., is located in Salinas, California and is approved for up to six acres (approximately 244,000 square feet) of cannabis cultivation, to be grown in high tech, climate-controlled greenhouses.

This new partnership follows the launch of Terra Tech’s "Craft Cultivation" model in May, 2017, when the Company signed its first Craft Cultivator, an experienced cannabis cultivator in Honeydew, California. By partnering closely with these carefully selected teams of experienced and trusted cultivators, Terra Tech can ensure its IVXX cannabis is grown and harvested under the safest and most beneficial conditions, while effectively managing costs.

Derek Peterson, CEO of Terra Tech Corp., commented, “We selected Cultivar to be our newest Cannabis Craftsman as it uses an all-natural cultivation methodology that upholds the high standards associated with our proprietary IVXX brand, including sustainable farming practices and the production of pesticide-free cannabis products. The cultivators at Cultivar, Inc. have their cultivation, nursery and manufacturing operations all on site to ensure quality-control, and its shipping logistics infrastructure already in place to support an immediate ramp in IVXX production.”

Mr. Peterson concluded, “California is a major emerging market for cannabis consumption, with adult-use sales expected to begin in 2018. Developing our craft cultivation business model through partnerships such as this agreement with Cultivar, Inc. enables Terra Tech to expand its cultivation footprint and product supply while maintaining control over costs, with a view to driving improved margins. We are moving rapidly to grow market share and to improve patient access to high-quality and effective medical cannabis products as the market continues to open up.”

The partnership with Cultivar, Inc. is fully compliant with the Medical Cannabis Regulation and Safety Act ("MCRSA") and will allow Terra Tech to expand its cultivation footprint throughout the state of California. Terra Tech uses a responsible and environmentally sustainable cultivation methodology to ensure its proprietary IVXX strains are carefully selected and grown to minimize risks to people and the environment. IVXX cannabis is grown and harvested free of toxic pesticides, harmful molds and chemical residues. All products are thoughtfully produced, rigorously tested and certified to the highest standards of potency and purity.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/ For more information about IVXX visit: http://ivxx.com/ For more information about Blüm Nevada visit: http://letsblum.com For more information about Blüm Oakland visit: http://blumoak.com/ Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline Follow us on Twitter @terratechcorp Follow us on Instagram @socal_IVXX For more information about Edible Garden visit: http://www.ediblegarden.com/ Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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